Exhibit 10.8

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 31, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and SYROS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 840 Memorial Drive, Cambridge, MA 02139 (“Borrower”).

A. Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of February 12, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

B. Borrower has requested that Collateral Agent and the Required Lenders modify certain provisions of the Loan Agreement; and

C. Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendments to Loan Agreement.
2.1
Section 6.10 (Financial Covenant). Section 6.10 of the Loan Agreement is amended and restated as follows:

“6.10 MSC Investment Condition. Borrower shall maintain unrestricted cash balance in one or more Control Accounts subject to Control Agreements in favor of Collateral Agent in an aggregate amount of not less than an amount equal to the lesser of (i) One Hundred Ten percent (110.00%) of the aggregate principal amount of outstanding Obligations (provided, however, for the period from August 1, 2022 through September 23, 2022 only, such percent during such period shall be Ninety percent (90.00%) of the aggregate principal amount of outstanding Obligations) and (ii) the amount of Borrower’s and all of its Subsidiaries’ (including Syros Securities) aggregate consolidated cash and Cash Equivalent assets (the “MSC Investment Condition”).”

2.2
Compliance Certificate (Exhibit C). Exhibit C to the Loan Agreement is amended by replacing the summary of the MSC Investment Condition with the following:

“Not less than the lesser of (i) One Hundred Ten percent (110.00%) of the aggregate principal amount of outstanding Term Loans (provided, however, for the period from August 1, 2022 through September 23, 2022 only, such percent during such period shall be Ninety percent (90.00%) of the aggregate principal amount of outstanding Term Loans) and (ii) the amount of Borrower’s and all of its Subsidiaries’ aggregate consolidated cash and Cash Equivalent assets”.

3.
Limitation of Amendment.
3.1
The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
4.2
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
6.
Release by Borrower.
6.1
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
6.2
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
6.3
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
7.
Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties thereto.
8.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
9.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

SYROS PHARMACEUTICALS, INC.

By /s/ Jason Haas
Name: Jason Haas
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]